JOINT FILING AGREEMENT

This agreement is made this 26th day of September 2019, by and among each of the undersigned (the “Agreement”).

WHEREAS, each of the undersigned is required to file a Schedule 13D with respect to ownership of securities in EVO Transportation & Energy Services, Inc.

NOW, THEREFORE, the undersigned agree to file only one Schedule 13D reflecting their combined beneficial ownership of securities in EVO Transportation & Energy Services, Inc., and each of the undersigned hereby designates and appoints the other as his attorney-in-fact with full power of substitution for each of them, each acting singly, to sign, file and make any further amendments to such Schedule 13D.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

ANTARA CAPITAL MASTER FUND LP

By:	Antara Capital LP not in its individual corporate capacity, but solely as Investment Advisor and agent

By:	Antara Capital GP LLC, its general partner

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Member

ANTARA CAPITAL LP

By:	Antara Capital GP LLC, its general partner

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Member

ANTARA CAPITAL GP LLC

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Member

ANTARA CAPITAL FUND GP LLC

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Member

By:	/s/ Himanshu Gulati
Himanshu Gulati, an individual

[Signature Page – 13D Joint Filing Agreement]